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                                                             EXHIBIT NO. 99.1(b)

                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

      Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004 (the "Declaration") of MFS Government Securities Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of the Trust, to create four additional classes of shares, within the meaning of Section 6.10, as follows:

      1. The additional classes of Shares are designated "Class R Shares," "Class R3 Shares," "Class R4 Shares" and "Class R5 Shares";

      2. Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

      3. The purchase price of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, the method of determination of the net asset value of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, the price, terms and manner of redemption of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, and relative dividend rights of holders of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

      4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

      5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 10th day of March, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN                         J. ATWOOD IVES
------------------------------           ------------------------------
Lawrence H. Cohn                         J. Atwood Ives
45 Singletree Road                       17 West Cedar Street
Chestnut Hill MA  02467                  Boston MA  02108


DAVID H. GUNNING                         AMY B. LANE
------------------------------           ------------------------------
David H. Gunning                         Amy B. Lane
2571 N. Park Blvd.                       9716 S.E. Sandpine Lane
Cleveland Heights OH  44106              Hobe Sound FL  33455


WILLIAM R. GUTOW                         LAWRENCE T. PERERA
------------------------------           ------------------------------
William R. Gutow                         Lawrence T. Perera
3 Rue Dulac                              18 Marlborough Street
Dallas TX  75230                         Boston MA  02116


MICHAEL HEGARTY                          J. DALE SHERRATT
------------------------------           ------------------------------
Michael Hegarty                          J. Dale Sherratt
177 Old Briarcliff Road                  86 Farm Road
Briarcliff Manor NY  10510               Sherborn MA  01770


                                         ELAINE R. SMITH
                                         ------------------------------
                                         Elaine R. Smith
                                         75 Scotch Pine Road
                                         Weston MA  02493